Exhibit 10.27

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into the 1st day of May, 2010, between Conseco Services, LLC (the “Company”) and Christopher J. Nickele (“Executive”).

Recitals

A. The Company and Executive entered into an Amended and Restated Employment Agreement dated as of November 1, 2009 (the “Agreement”).

B. The Company and Executive desire to further amend the Agreement to make the changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.	Section 3 of the Agreement is hereby amended in its entirety to read as follows:

Duties.  During the Term, Executive shall be engaged by the Company in the capacity of President, Other CNO Business and Executive Vice President, Product Management or in such other senior executive capacity as the Chief Executive Officer of Conseco shall specify.  Executive shall report to the Chief Executive Officer of Conseco or such other senior executive officer as the Chief Executive Officer of Conseco may specify regarding the performance of his duties.

2.	The first sentence of Section 5(a) of the Agreement is hereby amended in its entirety to read as follows:

As compensation for services hereunder rendered during the term hereof, Executive shall receive a base salary (“Base Salary”) of Three Hundred Fifty Thousand Dollars ($350,000) per year payable in equal installments in accordance with the Company’s payroll procedure for its salaried executives.

3.	The first sentence of Section 5(b) of the Agreement is hereby amended in its entirety to read as follows:

In addition to Base Salary, Executive will have an opportunity to earn a bonus each year, as determined by the Company, with a target annual bonus equal to 100% of Executive’s Base Salary (the “Target Bonus”) and a maximum annual bonus of 200% of Executive’s Base Salary with respect to any calendar year, with such bonus payable at such time that other similar payments are made to other Company executives but in no event later than March 15 of the year following the year with respect to which such bonus was payable, unless the bonus amounts to be paid cannot be confirmed and paid on or before March 15, in which event the bonuses will be paid within 15 days after the bonus amounts have been confirmed by the Company.

4.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CONSECO SERVICES, LLC

By: /s/ Edward J. Bonach
Printed: Edward J. Bonach
Title: President

/s/ Christopher J. Nickele
Christopher J. Nickele